Exhibit 23

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-35059, 333-57977, 333-57979, 333-40666,
333-40664, 333-40658, 333-100055, 333-109257, 333-19007, 333-27935) and S-3 No.
333-110150, of Hughes Supply, Inc. of our reports dated April 14, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orlando, Florida
April 14,  2004